EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-263594 on Form S-3 and Registration Statement Nos. 333-195111, 333-215262, 333-217096, 333-231470 and 333-268170 on Form S-8, of our report dated March 24, 2022, relating to the consolidated financial statements of Lands’ End, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Lands’ End, Inc. for the year ended January 27, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 10, 2023